Exhibit 99.3


                            DNB Financial Corporation
                               [GRAPHIC OMMITTED]

For further information, please contact:
Bruce Moroney
CFO/ Executive Vice President
484-359-3153                                              FOR IMMEDIATE RELEASE
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                            DNB Financial Corporation
                         Declares a $0.13 Cash Dividend


(February 23, 2005 -- Downingtown, PA) DNB Financial Corporation, parent of DNB First, National Association, today announced that its Board of Directors declared a cash dividend of $0.13 per share for the first quarter of 2005 to shareholders of record on March 10, 2005. The cash dividend will be paid on March 20, 2005.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, is a commercial bank and a member of the FDIC. The Bank, headquartered in Downingtown, Chester County, Pennsylvania, has nine (9) full service offices. Through DNB Advisors, DNB First provides wealth management and trust services to individuals and businesses throughout Chester County. The Bank and its subsidiary, DNB Financial Services, Inc., make available certain nondepository products and services, such as securities brokerage, mutual funds, life insurance and annuities. Customers may also visit us on our website at http://www.dnbfirst.com.

Inquiries regarding the purchase of DNB Financial Corporation stock may be made through the market makers listed on our website at http://www.dnbfirst.com.

       4 Brandywine Avenue o Downingtown, PA 19335-0904 o (610) 269-1040



                                  End of Filing